PORTIONS OF THIS EXHIBIT ("CONFIDENTIAL PORTIONS") HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION")UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE FREEDOM OF INFORMATION ACT. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION AND ARE IDENTIFIED IN THIS EXHIBIT BY THE NOTATION "CT REQUESTED."

             STARTEC, Inc. CARRIER SERVICES AGREEMENT

     THIS AGREEMENT (the "Agreement") is made this 26th day of February, 1997, by and between STARTEC, Inc., a Maryland corporation, with its principal office at 10411 Motor City Drive, Suite 301, Bethesda, MD 20817 ("STARTEC") and Frontier Communications Services Inc., a Michigan corporation with its principal office at 30300 Telegraph Road, Bingham Farms, Michigan 48025-4510 ("Customer"). STARTEC and Customer are "Parties" hereto.

     STARTEC agrees to provide switched international telecommunications services and other associated services (collectively "Service"), as described herewith, to Customer on the following terms and conditions, and Customer agrees to accept Service subject to the specific terms and charges set forth in the Annexure(s) attached hereto and pursuant to the terms of this Agreement.

1. CONFIDENTIALITY: During the Term and for three (3) year thereafter, neither Party shall disclose any terms of this Agreement, including pricing, or "Confidential Information" of the other Party. For purposes of this Agreement, "Confidential Information" shall mean information in written or other tangible form specifically labeled as such when disclosed by a Party. Confidential Information transmitted orally shall be identified as such at the time of its disclosure. Confidential Information shall remain the property of the disclosing Party. A Party receiving Confidential Information shall: (i) use or reproduce such information only when necessary to perform this Agreement;
(ii) provide at least the same care to avoid disclosure or unauthorized use of such information as it provides to protect its own Confidential Information; (iii) limit access to such information to its employees or agents who need such information to perform this Agreement; and (iv) return or destroy all such information, including copies, after the need for it has expired, upon request of the disclosing Party, or upon termination of this Agreement. Notwithstanding anything to the contrary contained herein, a Party shall be allowed to disclose Confidential Information pursuant to judicial or governmental order or if otherwise required to do so by law, provided the other Party is given prior notice of disclosure and the opportunity to obtain a protective order if deemed necessary.

2. TERM: The term of this Agreement shall be a minimum one (1) year from the last date of signature. The Agreement shall continue thereafter, in full force and effect, until canceled by either party giving sixty (60) days written notice to the other Party. Service will be discontinued the first business day of the third month after such notice of termination.

3. RELATIONSHIP TO PARTIES: Neither this agreement nor the provision of Service creates a joint venture, partnership or agency between STARTEC and Customer.

4. USE OF NAME AND MARKS: This Agreement confers no right to use the name, service marks, trademarks, copyrights, patents of either Party except as expressly provided herein. Neither Party shall take any action which would compromise the registered copyrights or service marks of the other.

5. LEGAL COMPLIANCE: REMEDIES FOR NON-COMPLIANCE: Customer and STARTEC represent and warrant that they have obtained all licenses, approvals and/or regulatory authority necessary to operate as contemplated herein.

6.    CUSTOMER RESPONSIBILITIES: Customer shall comply with
STARTEC's network interface procedures when it orders its own access facilities. STARTEC agrees to promptly provide Customer with such network interface procedures.

7. SERVICE ACTIVATION: STARTEC will use reasonable efforts to provide Service within thirty (30) days, following execution of the applicable Annexure(s), or the requested delivery date, whichever is later.

8. PRICING. Pricing is pursuant to the applicable Annexure(s). STARTEC reserves the right to change the pricing, upon fifteen (15) days prior written notice. Should any unit price increase more than [CT REQUESTED] during a calendar year, Customer may terminate this Agreement with thirty (30) days written notice and without any early termination fee.

9.    PAYMENTS FOR SERVICE:

9.1 Customer shall pay STARTEC for Service pursuant to the terms of this Agreement.

9.2 STARTEC will invoice Customer monthly for Service provided hereunder. Invoices shall be due and payable thirty (30) days after receipt of invoice. Undisputed charges for Service that are not paid within thirty (30) days after Customer's receipt of the invoice shall be past due. Interest will be charged on undisputed past due amounts beginning the thirty-first (31st) day following Customer's receipt of the invoice at a rate equal to the lesser of eighteen percent(18%) per annum or the maximum rate allowed by law.

9.3 Customer will provide STARTEC with a valid tax exemption form to exempt Customer, under applicable law, from taxes that would otherwise be paid by Customer. STARTEC will invoice Customer for taxes (other than income taxes payable by STARTEC) that are not covered by tax exemption certificate properly filed with STARTEC.

9.4 If Customer, in good faith, disputes any invoiced amount, it shall submit to STARTEC within ninety (90) days following receipt of the invoice written documentation identifying and substantiating the disputed amount. If the Parties, in good faith, cannot resolve the dispute within a reasonable period of time, then the dispute shall be settled by arbitration pursuant to Paragraph sixteen (16).

9.5 The customer shall be solely responsible for billing and collecting from its customers. Under no circumstances shall STARTEC be responsible for fraudulent, unbillable calls, credits given by the Customer and bad debts incurred by the Customer.

10. PAYMENT SECURITY: Provision of Service is contingent upon credit approval by STARTEC.

11. INDEMNIFICATION: Each Party (as "Indemnitor") shall indemnify, defend and hold harmless the other Party (as "Indemnitee") from and against any and all liabilities, costs, damages, fines, assessments, penalties and expenses (including reasonable attorney's fees) resulting from (a) breach of any provision in this Agreement by Indemnitor, its employees or agents, arising out of the Indemnitor's performance hereunder. Customer shall indemnify, defend and hold STARTEC harmless from and against any and all liabilities, costs, and damages (including reasonable attorney's fees) resulting from any claim arising out of libel, slander, or patent or trademark infringement arising from the combination or use of Service with Customer provided service or facilities; or Customer's marketing, advertising, sales or promotional activities.

12. LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE, LOSS OF PROFITS, LOSS OF CUSTOMERS, CLIENTS OR GOODWILL ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NON-PERFORMANCE OF BUSINESS HEREUNDER.
THE LIABILITY OF STARTEC WITH RESPECT TO THE INSTALLATION (INCLUDING DELAYS THEREOF), PROVISION, TERMINATION, MAINTENANCE, REPAIR, INTERRUPTION, OR RESTORATION, OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THE PERIOD DURING WHICH SERVICES WERE AFFECTED. FOR THOSE SERVICES WITH MONTHLY RECURRING CHARGES, THE LIABILITY OF STARTEC IS LIMITED AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING CHARGES FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.

13. WARRANTIES: STARTEC WILL USE REASONABLE EFFORTS UNDER THE CIRCUMSTANCES TO MAINTAIN ITS OVERALL NETWORK QUALITY. THE QUALITY OF SERVICE PROVIDED HEREUNDER SHALL BE CONSISTENT WITH OTHER COMMON CARRIER INDUSTRY STANDARDS, GOVERNMENT REGULATIONS AND SOUND BUSINESS PRACTICES. STARTEC MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.   TERMINATION FOR CAUSE

14.1 A Party may terminate this Agreement upon the other Party's failure to cure any of the following within thirty (30) days following written notice thereof: (a) the (i) insolvency, corporate reorganization, arrangement with creditors, receivership or dissolution of the other Party; or (ii) institution of bankruptcy proceeding by or against the other Party; (b) assignment or attempted assignment of the Agreement or any interest therein, except as permitted by Paragraph nineteen
(19) hereof; (c) a final order by a government entity with appropriate jurisdiction that a Service or the relationship hereunder is contrary to law or regulation; or (d) breach of any provision herein not otherwise referred to in this Paragraph fourteen (14).

15.   TERMINATION FOR CONVENIENCE:  Customer may terminate this
Agreement for convenience with sixty (60) days advance written notice, provided that all early termination requirements stipulated in the Annexure(s) are met.

16. ARBITRATION: Any dispute arising out of or relating to the Agreement will be finally settled by arbitration in accordance with the commercial rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, nine (9) U.S.C. Sec. I. et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Washington, DC metropolitan area.

17. FORCE MAJEURE: Neither Party shall be liable for any delay or failure in performance of any part of this Agreement, other than for any delay or failure in an obligation to pay money, to the extent such delay or failure is caused by fire, flood, explosion, accident, war, strike, embargo, governmental requirement, civil or military authority, Act of God, inability to secure materials or labor or any other causes beyond their reasonable control. Any such delay or failure shall suspend this Agreement until the Force Majeure ceases and the term shall be extended by the length of the suspension. Customer reserves the right to terminate the Agreement if Force Majeure lasts for more than five(5) consecutive days.

18.   NOTICES:  Notices, requests or other communications
(excluding invoices) hereunder shall be in writing. If mailed then shall be sent certified, if by fax then, with acknowledgement from receiving Party.
Fax and Address:

If to STARTEC:                If to Customer:

STARTEC, Inc.                 Frontier Communications Services,
                              Inc.
10411 Motor City Drive        1530 Wilson Blvd.
Suite 301                     Arlington, VA 22209
Bethesda, MD 20817 USA        Attention: VP Carrier Relations

Attention: Director- Carrier
Services
Tel.: (301) 365-8959          Tel.: (703) 524-8895
Fax: (301) 365-1488           Fax: (703) 243-8118

19. ASSIGNMENT: Neither this Agreement nor any right or obligation hereunder may be assigned or delegated to any other entity without the prior written consent of the other Party, which consent shall not be unreasonably withheld, unless assigned to an affiliated company.

20. RULES OF CONSTRUCTION: No rule of construction requiring interpretation against the draftsman shall apply in the interpretation of this Agreement.

21. ENTIRE AGREEMENT: This Agreement, together with the attached Annexure(s), represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other agreements (written or oral) between the Parties relating to the Service.

22. MODIFICATION OF AGREEMENT: This Agreement, including its Annexure(s), may be amended, modified, or supplemented only by a separate written document executed by authorized representatives of both Parties. Rates (prices) issued within the parameters of section eight (8) require only the signature of an authorized representative of STARTEC and do not require counter-signature from Customer.

23. WAIVER OF TERMS: No term or provision herein shall be waived, and no breach or default excused, unless such waiver or consent is in writing and signed by the Party to which it is attributed. No consent by a Party to, or waiver of, a breach or default by the other, whether express or implied shall constitute a consent to, or waiver of, any subsequent breach or default.

24. PARTIAL INVALIDITY: If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render the Agreement unenforceable, but rather the Agreement shall be construed as if not containing the invalid or unenforceable provision. However, if such provision is an essential element of this Agreement, the Parties shall promptly attempt to negotiate a substitute therefor.

25. CUMULATIVE REMEDIES: Except as otherwise provide herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity.

26. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year last written below.

Customer

Frontier Communications Services, Inc.       STARTEC, Inc.



/s/ Steven D. Kozlowicki                /s/ Dhruva Kumar

Title: V.P. Intn'l Relations            Title: Director, Carrier
                                                  Services

Date: February 24, 1997                 Date: 26 February, 1997

          ANNEXURE TO STARTEC CARRIER SERVICES AGREEMENT
This Annexure is made and entered into this 17th day of July 1997, by and between STARTEC, Inc., ("STARTEC") a corporation duly incorporated in the state of Maryland and having its principal office at 10411 Motor City Drive, Suite 301, Bethesda, MD-USA 20817 and FRONTIER COMMUNICATIONS SERVICES, INC. ("Customer") a corporation duly incorporated in the state of Michigan and having its principal office at 30300 Telegraph Road, Bingham Farms, Michigan 48025-4510.

Whereas, the Parties have signed a Carrier Services Agreement dated February 26, 1997.

Now this Annexure witnesseth as follows:
1a.  Service:  Dedicated Access-Switched Services.
1b.  Rate Modification:                 Effective: July 24, 1997
     Supersedes all previously quoted rates.

     Code      Country        Rate/Min

     [CT REQUESTED]

     Billing Method: unless otherwise agreed to in any annexure(s) attached hereto, Billing will be in the following format: 1. International Termination: Billing will be in [CT REQUESTED] increments with a minimum of [CT REQUESTED] 2. Mexico Termination will be billed in increments of [CT REQUESTED] with [CT REQUESTED] minimum.
     3. Domestic U.S. Termination will be billed in increments of [CT REQUESTED] with a minimum of [CT REQUESTED] 4. 800 U.S. Origination traffic will be billed in increments of [CT REQUESTED] with a minimum of [CT REQUESTED]

2. Rate Modification: Rates may be amended with [CT REQUESTED] notice.

3.   Cust. Acct. # [CT REQUESTED] (STARTEC Use only)

4. Please note: customer signature not required; rates will become effective on the stated effective date.

AUTHORIZED BY:           STARTEC, Inc.       /s/___________
Date:  17 July 1997      Dhruva D. Kumar, Director-Carrier
                  Services


                         Hard copy sent by Certified Mail w/
                         return receipt
                         #P372839487


STARTEC Use Only:   Folder____ Initial_____  Date ________